                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                                     INFORMATION STATEMENT PURSUANT TO SECTION
                                         14(c) OF THE SECURITIES EXCHANGE ACT
                                         OF 1934

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                     INTERNATIONAL ALLIANCE SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
         (1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
         (5)  Total fee paid:

         ----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

         ----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         ----------------------------------------------------------------------
         (2)     Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
         (3)     Filing Party:

         ----------------------------------------------------------------------
         (4)     Date Filed:

         ----------------------------------------------------------------------

                     INTERNATIONAL ALLIANCE SERVICES, INC.
                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO 44125
                                 (216) 447-9000

Dear Stockholders:

         International Alliance Services, Inc., a Delaware corporation (the "Company"), has proposed to change its name to Century Business Services, Inc.

         On October 28, 1997, a majority of the Board of Directors of the Company approved the adoption of a proposed amendment to the Certificate of Incorporation of the Company (the "Amendment") to change the name of the Company to Century Business Services, Inc.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, A MAJORITY OF THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT.

         It is anticipated that on December 22, 1997, in accordance with Delaware law, the holders of a majority of the outstanding shares of Company Common Stock will execute a written consent approving the Amendment. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Exchange Act. The Information Statement contains a more detailed description of the Amendment. I encourage you to read the Information Statement thoroughly.


                                        Very truly yours,

                                        /s/ Michael G. DeGroote

                                        MICHAEL G. DEGROOTE
                                        Chairman of the Board, President
                                        and Chief Executive Officer

Hamilton, Bermuda
December 1, 1997

                             INFORMATION STATEMENT

         This Information Statement is being furnished to the stockholders of International Alliance Services, Inc., a Delaware corporation (the "Company"), in connection with a proposed amendment to the Company's certificate of incorporation (the "Amendment") to change the name of the Company to Century Business Services, Inc. The Company believes that the name "Century Business Services, Inc." more accurately reflects the strategic direction of the Company as a leading provider of outsourced business services, including specialty insurance services, to small and medium sized companies throughout the United States.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, ON OCTOBER 28, 1997, A MAJORITY OF THE BOARD OF DIRECTORS APPROVED THE ADOPTION OF THE AMENDMENT.

         Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the Amendment, and it is anticipated that on December 22, 1997, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock will execute a written consent approving the Amendment. Holders of the Company's Common Stock do not have appraisal rights in connection with approval of the Amendment.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         As of November 19, 1997, the Company had outstanding 40,605,602 shares of Common Stock. Each share of Common Stock entitles the owner thereof to one vote upon each matter submitted to a vote of stockholders. November 19, 1997 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote upon, the Amendment. This Information Statement is being furnished by the Company and was first mailed on or about December 1, 1997 to holders of record of Company Common Stock as of the close of business on the Record Date.

         The name change will not affect the validity or transferability of stock certificates presently outstanding or the listing of any of the Company's securities on The Nasdaq National Market. The Company's stockholders will not be required to surrender for exchange any stock certificates presently held by them.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
               SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS INFORMATION STATEMENT.  ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                _______________


          The date of this Information Statement is December 1, 1997.